LIFEUSA FUNDS
                             DEALER SALES AGREEMENT


     THIS AGREEMENT, made this ___ day of _______ , 19 ___ , by and between LifeUSA Securities, Inc. (LUSI) a Minnesota corporation (the "Underwriter"), having its principal office at 300 South Highway 169, Minneapolis, MN 55426-1191, and ____________________ (the "Dealer") having its principal office at ___________________________________________________________ .

     WHEREAS, the Underwriter has entered into Distribution Agreements with certain registered management investment companies (the "Funds"), as listed on Schedule A hereto and made a part hereof, which Schedule A may be amended without notice from time to time by the Underwriter, under which the Underwriter has been engaged and agreed to act as principal underwriter for the Funds in the sale and distribution of shares of the Funds to the public, either through dealers or otherwise; and

     WHEREAS, the parties hereto desire that the Dealer be a member of a selling group to sell and distribute shares of the Funds to the public;

     NOW, THEREFORE, the Dealer hereby offers to become a member in a selling group to sell and distribute shares of the Funds to the public subject to the following terms and conditions.

     1. Acceptance of Subscriptions; Registration Statement; Prospectus. Subscriptions solicited by the Dealer will be accepted only in the amounts and on the terms which are set forth in then current Prospectus (and/or Statement of Additional Information, in any) for the Funds. Underwriter represents and warrants that the Prospectus (and/or Statement of Additional Information, if
any) for the Funds shown on Schedule A are or will be filed with the Securities and Exchange Commission ("SEC"), that such filings conform in all material respects with requirements of the SEC and that, except as Underwriter has given written notice to Dealer, there is an effective Registration Statement relating to such Funds. Underwriter shall given written notice to Dealer either (i) of specified states or jurisdiction in which the Funds may be offered and sold by the Dealer or (ii) of all states or jurisdiction where the Funds may not be offered or sold, but Underwriter does not assume any responsibility as to the Dealer's right to sell the Funds in any state or jurisdiction. Underwriter, during the term of this Agreement, shall (i) notify Dealer in writing of the issuance by the SEC, of any stop order with respect to a Registration Statement or the initiation of any proceedings for such purpose or any other purpose relating to the registration and/or offering of the Funds, (ii) of any other action or circumstance known to them that may prevent the lawful sale of the Funds in any state or jurisdiction, and (iii) advise the Dealer in writing of any amendment to the Registration Statement or supplement to any Prospectus. The Underwriter shall make available to Dealer such number of copies of the
Prospectus (as amended or supplemented) (and/or Statement of Additional Information, if any) or any supplemental sales literature created by the Underwriter as the Dealer may reasonably request. The Dealer shall provide the Underwriter and/or the Funds with any information the Underwriter or the Funds may request to satisfy the registration and/or qualification requirements needed to offer Fund shares in each jurisdiction where the Dealer offers such shares for sale.

     2. Dealer Discount and Other Compensation. The Dealer shall receive, for sales of shares of the Funds' common stock, the applicable Dealer Discount or other compensation as set forth in Schedule A attached hereto and made a part thereof. Additionally, with respect to certain of the Funds, the Dealer may be entitled to receive additional compensation from the Underwriter upon such terms and conditions and in such amounts as set forth in Schedule A hereto to providing to Fund shareholders certain personal and account maintenance services (including, but not limited to, responding to shareholder inquiries and providing information on their investments) not otherwise required to be provided by the applicable Funds' investment adviser or transfer agent ("Service Fees") or (in addition to the aforementioned Dealer Discount) for sales of shares of the applicable Fund's common stock ("Distribution Fees"). Schedule A may be amended in whole or in part without notice from time to time by the Underwriter.

     3. Orders. Orders to purchase shares of the Funds shall be placed as described in the then current Prospectus (and/or Statement of Additional Information, if any) of the Funds and as instructed form time to time by the Underwriter. Orders shall be placed promptly upon receipt, and there shall be no postponement of orders received so as to profit the Dealer by reason of such postponement. Each order shall be confirmed by the Fund to the Dealer in writing on the day such order was placed.

     All monies or other settlements received by the Dealer for or on behalf of the Fund shall be received by the Dealer in fiduciary capacity in trust for such Fund and shall be immediately transmitted to the Fund, and, in no event, shall the Dealer commingle such monies with other funds. The Dealer shall keep correct accounts and records of all business transacted and monies collected by him for a Fund to the extent required by a Fund, which accounts and records shall be open at all times to inspection and examination by a Fund's authorized representative. All accounts, records and any supplies furnished to the Dealer by a Fund shall remain the property of a Fund and shall be returned to a Fund upon demand.

     4. Failure of Order. The Funds reserve the right at any time to refuse to accept and approve any application for the purchase of shares of the Funds obtained by the Dealer, and also reserve the right to settle any claims against the Funds arising from the sale of shares of the Funds by the Dealer and to refund to the investor payments made by him on his shares, without the Dealer's consent. In the event any order for the purchase of shares of the Funds is rejected by the Funds, such order is canceled or otherwise altered, or any payment received for the purchase of shares of the Funds cannot be collected or otherwise proves insufficient or worthless, any compensation paid to the Dealer hereunder shall, promptly upon notice to the Dealer, be returned by the Dealer to the Underwriter either in cash or as a charge against the Dealer's account with the Underwriter, as the Underwriter may elect, and the Dealer hereby agrees that until the Underwriter receives full reimbursement in cash, for any payments, losses or expenses associated with such order, the amount of compensation due and owing the Underwriter shall constitute a debt to the Underwriter which the Underwriter may collect by any lawful means, with interest thereon at the maximum rate possible.

     5. General. In soliciting purchases of shares of the Funds, the Dealer shall act as an independent contractor and not on behalf or subject to the control of the Underwriter. Nothing herein shall constitute the Dealer as a partner of the Underwriter, any other broker-dealer, any registered representative of the Underwriter or the Funds, or render any such entity liable for obligations of the Dealer. The Dealer understands that Dealer has no authority to incur any expenses or obligations in the name of the Underwriter, and Dealer agrees to indemnify and save the Underwriter harmless from any and all expenses, or obligations incurred by Dealer in the name of the Underwriter for which Dealer is responsible. Dealer agrees to pay all expenses incurred by Dealer in connection with Dealer's work. The Dealer's participation in the sale and distribution of shares of the Funds as contemplated by this Agreement is not exclusive and the Underwriter may engage other broker-dealers and/or its registered representatives to participate in the sale and distribution of shares of the Funds on terms and conditions which may differ from the terms and conditions of this Agreement.

     6. Dealer's Undertakings. No person is authorized to make any representations concerning shares of the Funds except those contained in the then current Prospectus (and/or Statement of Additional Information, if any). The Dealer shall not sell shares of the Funds pursuant to this Agreement unless the then current Prospectus is furnished to the purchaser prior to the offer and sale. The Dealer shall not use any supplemental sales literature of any kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose. In offering and selling shares of the Funds, the Dealer shall rely solely on the representations contained in the then current Prospectus (and/or Statement of Additional Information, if any). In offering and selling shares of the Funds, the Dealer shall comply with all applicable state and federal laws and regulation sand all applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"). In the event of the suspension, revocation, cancellation or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell shares of the Funds under any applicable state or federal law or regulation, the Dealer shall give the Underwriter prompt notice of such suspension, revocation, cancellation or other impairment, and the Dealer's authority under this Agreement shall thereupon terminate as provided in paragraph 12.

     7. Representations and Agreements of the Dealer. By accepting this Agreement, the Dealer represents that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended; (ii) is qualified to act as a dealer in each jurisdiction in which it will offer shares of the Funds;
(iii) is a member in good standing of the NASD; and (iv) will maintain such registrations, qualifications and memberships throughout the term of this Agreement.

     8. Dealer's Associates. By accepting this Agreement, the Dealer assumes full responsibility for the actions and course of conduct of its registered representatives in the solicitation of purchases of shares of the Funds. The Dealer shall provide thorough and prior training to its registered representatives concerning the selling methods to be used in connection with the offer and sale of shares of the Funds, giving special emphasis to the principles of full and fair disclosure to prospective investors. The Dealer may solicit sales of shares of the Funds only through properly licensed registered representatives of the Dealer.

     9. Indemnification by Underwriter. The Underwriter hereby agrees to indemnify and to hold harmless the Dealer and each person, if any, who controls the Dealer within the meaning of Section 15 of the Securities Act of 1933 (the "Act") and their respective successors and assigns (hereinafter in this paragraph separately and collectively referred to as the "Defendants") from and against any and all losses, claims, demands or liabilities (or actions in respect thereof), joint or several, to which the Defendants may become subject under the Act, at common law or otherwise (including any legal or other expenses reasonably incurred in connection therewith,) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged omission to state therein a material fact that is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this indemnity agreement is subject to the condition that notice be given as provided below. Upon the presentation in writing of any claim or the commencement of any suit against any defendant in respect of which indemnification may be sought from the Underwriter on account of its agreement contained in the preceding sentence, such Defendant shall with reasonable promptness give notice in writing of such suit to the Underwriter, but failure so to give such notice shall not relieve the Underwriter from any liability that it may have to the Defendants otherwise than on account of said indemnity agreement. The Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any such claim or suit, but if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Defendants who are parties to such suit or against whom such claim is presented. If the Underwriter elects to assume the defense and retain such counsel as herein provided, such Defendant shall bear the fees and expenses subsequently incurred of any additional counsel retained by them, except the reasonable costs of investigation and such other costs as are approved by the Underwriter, provided, that if counsel for an indemnified Defendant determines in good faith that there is a conflict which requires separate representation for the indemnified Defendant, the indemnified Defendant shall be entitled to indemnification for the reasonable expenses of one additional counsel and local counsel to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Underwriter and its counsel. The Underwriter agrees to notify the Dealer promptly, as soon as it has knowledge thereof, of the commencement of any litigation or proceedings against the Underwriter or the Funds or any of their directors or officers, in connection with the offer or sale of shares of the Funds to the public. The Underwriter's obligation under this paragraph shall survive the termination of this Agreement.

     10. Fidelity Bond of Dealer and Indemnification by Dealer. Dealer represents that all directors, officers, partners, employees or registered representatives of Dealer who are authorized pursuant to this Agreement to sell shares of the Funds or who have access to monies belonging to the Underwriter, including but not limited to monies submitted with applications for purchase of shares of the Funds or monies being returned to investors, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. The bond shall be maintained by Dealer at Dealer's expense. Such bond shall be at least of the form, type and amount required under the NASD Rules of Fair Practice. The Underwriter may require evidence, satisfactory to it, that such coverage is in force. Dealer shall give prompt written notice to the Underwriter to the extent of the Underwriter's loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, Dealer shall promptly pay to the Underwriter such amount on demand, and Dealer hereby indemnifies and holds harmless the Underwriter from any such deficiency and from the costs of collection thereof, including reasonable attorneys fees.

     Dealer also agrees to indemnify and hold harmless the Underwriter and its officers, directors, and employees and each person who controls them within the meaning of Section 15 of the Securities Act of 1933 (hereinafter in this paragraph referred to as Defendants) against any and all losses, claims, damages or liabilities, including reasonable attorneys fees, to which they may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentations, any unauthorized action or statement, or any other willful, reckless or negligent violation of any law, regulation, contract or other arrangement by Dealer or its officers, directors, employees or agents, or (ii) the failure of Dealer or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement; provided, that this indemnity agreement is subject to the condition that notice be given as provided below. Upon the presentation in writing of any claim or the commencement of any suit against any Defendant in respect of which indemnification may be sought from the Dealer on account of its agreement contained in the preceding sentence, such Defendant shall with reasonable promptness give notice in writing of such suit to the Dealer, but failure to so give such notice shall not relieve the Dealer from any liability that it may have to the Defendants otherwise than on account of this indemnity agreement. The Dealer shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any such claim or suit with counsel chosen by it and satisfactory to the defendants who are parties to such suit or against whom such claim is presented. If the Dealer elects to assume the defense and retain such counsel as herein provided, such Defendant shall bear the fees and expenses subsequently incurred of any additional counsel retained by them, except the reasonable costs of investigation and such other costs as are approved by the Dealer; provided, that if counsel for an indemnified Defendant determines in good faith that there is a conflict which requires separate representation for the indemnified Defendant, the indemnified Defendant shall be entitled to indemnification for the reasonable expenses of one additional counsel and local counsel to the extent provided above. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Dealer and its counsel. The Dealer's obligations under this paragraph shall survive the termination of this Agreement.

     12. Termination. Either party may terminate this Agreement at any time upon giving written notice to the other party hereto. This Agreement shall terminate automatically in the event of the suspension revocation cancellation, or other impairment of the Dealer's membership in the NASD or the Dealer's registration, license or qualification to sell shares of the Funds under any applicable state or federal law or regulation.

     13. First Claim on Earnings and Legal Proceedings. In order to secure the full and prompt payment by Dealer of any and all indebtedness due from the Dealer to Underwriter, Underwriter will have a first security interest in and lien on any compensation due at any time to Dealer from Underwriter under this Agreement. This means that Underwriter, as and when it elects, may withhold payment to Dealer of all or any part of Dealer's compensation, and such withheld amounts will be applied to the reduction of any debt owed by Dealer to Underwriter. Release of any part of Dealer's compensation while a debt is owed by Dealer to Underwriter will not constitute a waiver of Underwriter's first security interest in Dealer's compensation. Underwriter's claim to Dealer's compensation takes precedence over claims of Dealer's other creditors to the full extent permitted by applicable law. Dealer has no right to commence any legal proceedings on behalf of or in the name of Underwriter.

     14. Notice. Any notice to be given to a party hereto pursuant to this Agreement shall be in writing, addressed to such party at the address of such party set forth in the preamble hereof, or such other address as such other party may from time to time designate in writing to the party hereto giving notice. Any notice delivered by the mails, postage fully prepaid, shall be deemed to have been given five (5) days after mailing or, if earlier, upon receipt.

     15. Waiver. No failure, neglect or forbearance on the part of the Underwriter to require strict performance of this Agreement shall be construed as a waiver of the rights or remedies of the Underwriter hereunder.

     16. Suspending sales, amending or canceling this Agreement. The Underwriter may, at any time, without notice, suspend sales or withdraw any offering of shares entirely. The Underwriter reserves the right to amend or cancel this Agreement upon notice to Dealer. The Dealer agrees that any order to purchase shares of the Funds placed after notice of any amendment to this Agreement has been sent to the Dealer shall constitute the Dealer's agreement to any such amendment.

     17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

DEALER:

-------------------------------     --------------------------------------
(Name)                             (NSCC Clearing Number)


--------------------------------    --------------------------------------
(Tax Identification Number)        (NSCC Executing Broker Symbol)


--------------------------------    --------------------------------------
(Street Address)                    (Telephone Number)


------------------------------------
(City)           (State)       (Zip)

Date of offer: ________________ , 19 ___

By: ________________________________________________________________________
                                    (Signature)


Please Print Name __________________________________________________________

Its:__________________________________________________________________________
                                    (Title)

Accepted by:

Date of acceptance: ________________________ , 19 ___


By: ________________________________________________________________________
                                    (Signature)

Its: ________________________________________________________________________
                                    (Title)

                                   SCHEDULE A

                          Dealer Compensation Schedule
                           Effective February 1, 1997

I.       LifeUSA Aggressive Growth Portfolio
         LifeUSA Growth Portfolio
         LifeUSA Global Portfolio
         LifeUSA Balanced Portfolio
         LifeUSA Current Income Portfolio
         LifeUSA Principal Preservation Portfolio

         A.       Dealer Commissions
                  ------------------

         Amount of Sale
         --------------

         Less than $100,000                 5.00%

         $100,000 but less
          than $250,000                     3.50%

         $250,000 but less
          than $500,000                     2.25%

         $500,000 but less
          than $1,000,000                    1.50%

         $1,000,000 and over                  .25%

         B.       Distribution Fees
                  -----------------

         In addition to the Dealer Commissions, the Dealer shall receive quarterly Distribution Fees, equal to a percentage of average daily net assets attributable to Shares held in accounts by customers for whom the Dealer is the holder or agent or record in the amount of 1/4 of .25%.

II.      LifeUSA Principal Preservation Portfolio
         ----------------------------------------

         LUSI does not receive a sales load on sales of LUSA Principal Preservation Portfolio. Shares of Principal Preservation Portfolio acquired in an exchange from any of the other LUSA Funds may be exchanged at relative net asset values for shares of any of the other LUSA Funds. Shares of LUSA Principal Preservation Portfolio acquired in exchange from any of the other LUSA Funds may be exchanged at relative net asset values plus applicable sales load for shares of any of the other LUSA Funds. In the event Dealer's customer exchanges shares of LUSA Principal Preservation Portfolio for shares of another LUSA Fund and pays a sales load in connection with such exchange, the Dealer shall receive a Dealer Discount as described above.